UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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BlueLinx Holdings Inc.
(Name of Registrant as Specified In Its Charter)

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BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
April 17, 2018
Dear Stockholder:
I am pleased to invite you to the 2018 Annual Meeting of Stockholders of BlueLinx Holdings Inc (“BlueLinx”). The meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Thursday, May 17, 2018, at 9:00 a.m. Eastern Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting, and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and mail promptly the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.
On behalf of the Board of Directors, management, and associates of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.

Very truly yours,
Mitchell B. Lewis
President and Chief Executive Officer

BLUELINX HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of BlueLinx Holdings Inc. will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Thursday, May 17, 2018, at 9:00 a.m. Eastern Time, for the following purposes:

1.	to elect six directors to hold office until the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our current fiscal year ending December 29, 2018, which we refer to as “fiscal 2018;”

3.	to approve an amendment to the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan;

4.	to hold an advisory, non-binding vote to approve the executive compensation described in this Proxy Statement; and

5.	to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 4, 2018, will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2 through 4.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

By Order of the Board of Directors,
Shyam K. Reddy
Chief Administrative Officer, General Counsel and Secretary

April 17, 2018
Atlanta, Georgia

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 17, 2018

BlueLinx Holdings Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our stockholders by visiting www.proxyvote.com:

•Notice of 2018 Annual Meeting of Stockholders to be held on Thursday, May 17, 2018;
•Proxy Statement for 2018 Annual Meeting of Stockholders to be held on Thursday, May 17, 2018; and
•Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

These proxy materials are available free of charge and will remain available through the conclusion of the 2018 Annual Meeting of Stockholders. In accordance with SEC rules, the proxy materials on the site are searchable, readable, and printable; and the site does not have “cookies” or other tracking devices which identify visitors.

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2018 Annual Meeting of Stockholders or any postponement or adjournment of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” References in this Proxy Statement to 2018 or fiscal 2018 refer to our current fiscal year, ending December 29, 2018. References to 2017 or fiscal 2017 refer to the fiscal year ended December 30, 2017. References to 2016 or fiscal 2016 refer the fiscal year ended December 31, 2016. All fiscal years presented comprise a 52-week year.
Copies of this proxy statement, the form of proxy and the annual report will first be mailed to stockholders on or about April 17, 2018. The proxy statement and annual report are also available on the investor relations page of our website at www.BlueLinxCo.com and www.proxyvote.com.
Attending the Annual Meeting
The Annual Meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339, on Thursday, May 17, 2018, at 9:00 a.m. Eastern Time. For directions to the meeting please contact our investor relations department at 770-953-7000. Holders of our common stock as of the close of business on April 4, 2018, will be entitled to attend and vote at the meeting.

i

BLUELINX HOLDINGS INC.
4300 Wildwood Parkway
Atlanta, Georgia 30339
770-953-7000
GENERAL INFORMATION

Why did I receive this proxy statement?
This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the annual meeting of our stockholders to be held on May 17, 2018, and any adjournment or postponement thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at our headquarters, 4300 Wildwood Parkway, Atlanta, Georgia 30339, on Thursday, May 17, 2018, at 9:00 a.m. Eastern Time. This proxy statement and accompanying proxy card are being first sent or given to our stockholders on or about April 17, 2018. Our Form 10-K for the fiscal year ended December 30, 2017, accompanies this proxy statement, as part of our 2017 Annual Report.
Who is soliciting my vote?
Our Board is soliciting your vote at the 2018 Annual Meeting of Stockholders of BlueLinx Holdings Inc.
Who is entitled to vote?
Only our stockholders of record at the close of business on April 4, 2018, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting and to vote the shares of our common stock that they held on that date at the meeting, or any adjournment thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?
All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.
Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?
Four items:

•	the election of six directors to our Board;

•	the ratification of BDO USA, LLP as our independent registered public accounting firm for our current fiscal year, which we refer to as “fiscal 2018;”

•	the approval of an amendment to the Company’s 2016 Amended and Restated Long-Term Incentive Plan; and

•	a non-binding, advisory vote to approve the executive compensation described in this Proxy Statement.
Will there be any other items of business on the agenda?
We do not expect any other items of business at the meeting. Nonetheless, if an unforeseen matter is raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.
How many votes must be present to conduct business at the meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting business to be conducted at the meeting. As of the Record Date, we had 9,209,913 shares of common stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the recommendations of our Board of Directors?
Our Board recommends a vote FOR the election of the nominated slate of directors, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2018, FOR the approval of an amendment to the Company’s 2016 Amended and Restated Long-Term Incentive Plan, and FOR the approval of the executive compensation described in this Proxy Statement.
What vote is required to approve each item?
Election of Directors. A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the six director nominees receiving the most votes will be elected. Broker non-votes or marking your proxy card to withhold authority for all or some nominees will have no effect on the election of directors.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2018. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
Approval of the amendment to the Company’s 2016 Amended and Restated Long-Term Incentive Plan. Approval of the amendment to the Company’s 2016 Amended and Restated Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.
Approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers. Adoption of a resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.
What if I don’t vote for some or all of the matters listed on my proxy card?
If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:

•	FOR the director nominees to the Board listed on the proxy card;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2018;

•	FOR the approval of the amendment to the Company’s 2016 Amended and Restated Long-Term Incentive Plan; and

•	FOR the approval, on an advisory, non-binding basis, of the executive compensation described in this Proxy Statement.
How will proxies be solicited?
Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing, and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
Yes. The materials will be available, as of the date they were first mailed to our stockholders, by visiting www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on our website at www.BlueLinxCo.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is currently authorized to consist of nine members and we currently have six members, each with terms expiring at the 2018 Annual Meeting of Stockholders. Our Board, based on the recommendation of our Nominating and Governance Committee, nominated six candidates for election at the 2018 Annual Meeting of Stockholders. Accordingly, we will have three vacancies on our Board following the 2018 Annual Meeting of Stockholders. Although we will not recommend a candidate simply because a vacancy exists, the Nominating and Governance Committee will continue to search for qualified candidates to fill the existing vacancies, but it has not identified nominees at this time. Pursuant to the Company’s Bylaws, the Board has nominated the six persons listed below for election as directors of the Company at the 2018 Annual Meeting of Stockholders to comprise our entire Board. At the 2018 Annual Meeting of Stockholders, proxies cannot be voted for a greater number of individuals than the six nominees named in this Proxy Statement. On December 8, 2017, our Board appointed Ms. Karel K. Czanderna as a director, effective January 1, 2018, with a term expiring at the 2018 Annual Meeting of Stockholders. Ms. Czanderna was initially identified as a potential director by a national search firm, Spencer Stuart, which was paid a customary fee. Each of the persons nominated for election have agreed to serve if elected.
The terms of all of the members of our Board will expire at the next annual meeting after their election, or when their successors, if any, are elected and appointed. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.
Our Board unanimously recommends a vote FOR each of the following nominees:
•Karel K. Czanderna
•Dominic DiNapoli
•Kim S. Fennebresque
•Mitchell B. Lewis
•Alan H. Schumacher
•J. David Smith

Biographical and other information about these nominees can be found under “Identification of Executive Officers and Directors” elsewhere in this proxy statement.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected BDO USA, LLP to serve as our independent registered public accounting firm for fiscal year 2018. BDO USA, LLP has served as our independent registered public accounting firm since April 8, 2015.
While stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
BDO USA, LLP has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries. We expect that representatives of BDO USA, LLP will be present at the meeting to make any statement they may desire and to respond to appropriate questions from our stockholders.
Fees Paid To Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed by BDO USA, LLP for professional services for fiscal years 2017 and 2016, respectively, by category as described in the notes to the table:

	2017	2016
Audit Fees (1)	$1,302,000	$970,852
All Other Fees (2)	—	—
TOTAL (3)	$1,302,000	$970,852

(1)
Consists of fees related to audits of our consolidated financial statements, reviews of interim financial statements, and disclosures in filings with the Securities and Exchange Commission (“SEC”). Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees related to the registration statement and prospectus supplements in connection with our former majority shareholder’s secondary offering of our stock.

(2)	Consists of fees for permitted services other than those that meet the criteria above.

(3)
There were no Audit-Related Fees, fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees” in fiscal 2017 and fiscal 2016. There were no Tax Fees, fees for professional services provided for the review of tax returns prepared by the company; assistance with international tax compliance; or assistance related to the tax impact of proposed and completed transactions in fiscal 2017 and fiscal 2016.

Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all material audit services and non-audit services to be performed for us by our independent registered public accounting firm. All audit and non-audit work described above was pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member shall be presented to the full Audit Committee at each of its scheduled meetings.
Our Board recommends a vote FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2018.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE
BLUELINX HOLDINGS, INC.
2016 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

On May 19, 2016, our shareholders approved the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (the “Plan”), which we subsequently amended to allow the grant of certain awards with deferral features that comply with IRS rules on deferred compensation. In March 2018, based on the recommendation of our Compensation Committee, our Board of Directors adopted an amendment to the Plan (the “Amendment”) and directed the Amendment be submitted to our stockholders for consideration and approval at the Annual Meeting. The Amendment will become effective on the date that it is approved by our stockholders. The Amendment principally would:

•
adjust all share numbers in the Plan, as proposed to be amended (the “Amended Plan”), by dividing each number of shares of common stock by 10 to reflect the Company’s reverse stock split effected in June 2016;

•
increase the maximum number of shares available for grant under the Amended Plan by an additional 537,700 shares. Of the shares previously authorized, including shares added as a result of underlying awards outstanding under our 2006 Long-Term Equity Incentive Plan that were forfeited, cancelled or otherwise expired without issuance of shares, approximately 374,541 shares of common stock are available for the grant of awards under the Amended Plan as of April 4, 2018. The maximum number of shares of common stock available for the grant of awards under the Amended Plan will be subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction;

•
provide that any shares of common stock which are used to pay taxes or the exercise price or purchase price of an award shall not be available again for grant under the Amended Plan and, accordingly, will not be added back to the share authorization of the Amended Plan;

•
provide that the Compensation Committee may, in its sole discretion, provide that a participant shall be eligible for a full or prorated award in the event that both a change in control and a cessation of the participant’s service relationship with the Company occurs (or if the surviving entity in such change in control does not assume or replace the award in the change in control). In addition, with respect to awards that are subject to one or more performance objectives, the Compensation Committee may, in its sole discretion, provide that any such award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) based on actual performance achieved, pro-rata of target based on the elapsed portion of the performance period, or a combination of both actual and pro-rata; and

•
provide that, if the surviving entity in a change in control does not assume or replace an award in the change in control, the Compensation Committee may also, in its sole discretion, determine that any or all outstanding awards granted under the Amended Plan, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive for each share of common stock subject to vested awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of common stock in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of shares of common stock subject to such vested award; provided that if such product is zero or less or to the extent that the award is not then exercisable, the awards may be canceled and terminated without payment therefor.

General
The purpose of the Amended Plan is to provide a means whereby employees, directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Amended Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to align the interests of individuals who are responsible for the successful administration and management of the Company with those of our stockholders. Under the Amended Plan, the Company may grant non-qualified stock options, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.
Summary of Amended Plan
Administration. The Amended Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).
Subject to the express provisions of the Amended Plan, the Compensation Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Amended Plan as the Compensation Committee shall approve. The Committee will also have authority to establish rules and regulations for administering the Amended Plan and to decide questions of interpretation or application of any provision of the Amended Plan.
Available Shares. Under the Amended Plan, 912,241 shares of common stock will be available for awards, plus any shares of common stock that are subject to outstanding awards under the Company’s 2006 Long-Term Equity Incentive Plan or the Plan as of April 4, 2018, that are forfeited, cancelled or otherwise expire without issuance of shares shall also be available for awards under the Amended Plan. All of the shares available for awards under the Amended Plan will be subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction.
Shares covered by an award will be counted as used and deducted from the share authorization as of the date of grant. Each performance share or performance unit that may be settled in shares of common stock will be counted as one share of common stock subject to an award, based on the number of shares of common stock that would be paid under the performance share or performance unit for achievement of target performance, with such number deducted from the share authorization as of the date of grant. In the event that an award of performance shares or performance units is later settled based on above-target performance, the additional number of shares of common stock corresponding to the above-target performance, will be deducted from the share authorization at the time of such settlement; in the event that the award is later settled based on below- target performance, the difference between the number of shares of common stock awarded based on the below-target performance and the number previously deducted from the share authorization based on the target performance, will be added back to the share authorization. Performance units or other awards that may not be settled in shares of common stock will not result in a deduction from the share authorization.
Under the Amended Plan, any shares related to awards under the Amended Plan or the Company’s 2006 Long-Term Equity Incentive Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be added to the share authorization and shall be available for grant under the Amended Plan. Shares that are used to pay the exercise price of an award or tax withholding amounts will not be added back to the share authorization.
Eligibility. All of the Company’s employees and directors, as well as consultants or independent contractors who provide services to the Company or a subsidiary of the Company, are eligible to participate in the Amended Plan. Any and all awards to the Company’s executive officers will be formally approved by the Compensation Committee in the form of individual award agreements to each employee.
Change in Control. In the event of certain acquisitions of 20% or more of the common stock, certain changes in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of the surviving company) or the liquidation or dissolution of the Company, if the purchaser or surviving entity in the transaction does not assume or replace the outstanding awards or the participant’s employment is terminated within a specified period following the transaction, the Company may provide for accelerated vesting or payment of all or a portion of the outstanding awards.

Effective Date, Termination and Amendment. If approved by stockholders, the Amended Plan will become effective as of the date of such approval. No awards may be granted under the Amended Plan after May 19, 2026. The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Amended Plan and any award agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in the Amended Plan, options or SARs issued under the Amended Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the Amended Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.
The Compensation Committee may impose restrictions upon exercise of any awards granted under the Amended Plan. Additionally, the award agreement shall set forth the extent to which the participant shall have the right to exercise awards in the event of participant’s termination of employment or service. Such provisions will be determined by the Compensation Committee.
Stock Options-General. The Compensation Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of common stock, by a cashless (broker-assisted) exercise or by any other method approved or accepted by the Compensation Committee.
Non-Qualified Stock Options and Incentive Stock Options. The period for the exercise of a non-qualified stock option or incentive stock option will be determined by the Compensation Committee. The exercise price of a non-qualified stock option or incentive stock option will not be less than the fair market value of the Common Stock on its date of grant. The Compensation Committee may impose restrictions on any shares acquired pursuant to the exercise of a non-qualified stock option or incentive stock option granted under the Amended Plan.
The award agreement shall set forth the extent to which the participant shall have the right to exercise the non-qualified stock option or incentive stock option in the event of participant’s termination of employment or service. Such provisions will be determined by the Compensation Committee.
Stock Appreciation Rights. The period for the exercise of a SAR will be determined by the Compensation Committee. The base price of a SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.
Restricted Stock and Restricted Stock Units. The Amended Plan provides for the grant of (i) restricted stock awards which may be subject to a restriction period, and (ii) restricted stock units which are similar to restricted stock except no shares are actually awarded. An award of restricted stock or restricted stock units may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be freely transferable after all conditions and restrictions have been satisfied or lapse. The award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units in the event of participant’s termination of employment or service. Such provisions will be determined by the Compensation Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. A participant shall have no voting rights with respect to any restricted stock units granted under the Amended Plan.
Performance Units and Performance Shares. The Amended Plan also provides for the grant of performance units and performance share awards. Each performance unit and each performance share is a right, contingent upon the attainment of performance measures within a specified performance period. The Compensation Committee will determine the form of payout of cash or in shares (or in a combination thereof) equal to the value of earned performance units/performance shares at the close of the applicable performance period. The award agreement shall set forth the extent to which the participant shall have the right to retain the performance units and/or performance shares in the event of participant’s termination of employment or service, as determined by the Compensation Committee. If the performance-based compensation exception under 162(m) of the Code is available with respect to an award and if the Compensation Committee desires such award to qualify for such performance-based exception under Section 162(m) of the Code, the performance goals will consist of any of the following:

(a)	Net earnings or net income (before or after taxes, depreciation or amortization);

(b)	Earnings per share;

(c)	Net sales or revenues or growth in net sales or revenues;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on net assets, capital, working capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before interest and taxes (EBIT), earnings before taxes, interest, depreciation and/or amortization (EBITDA), or adjusted EBITDA

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets;

(q)	Debt, debt/capital ratio, debt to equity ratio, or debt reduction, and

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Cash-Based Awards and Other Stock-Based Awards. The Amended Plan also provides for the grant of cash-based awards and other types of equity-based or equity-related awards not otherwise described by the Amended Plan as determined by the Compensation Committee. The Committee will determine the value of the cash-based awards and other stock-based awards and may establish performance goals. In the event the Compensation Committee establishes performance goals, the number and/or value of cash-based awards or other stock- based awards that will be paid out will depend on the extent to which performance goals are met. The Committee shall determine the extent to which the participant shall have the right to receive cash-based awards or other stock-based awards in the event of participant’s termination of employment or service.
Non-Employee Director Awards. The Board or Committee shall determine all awards to non-employee directors. The terms of any such awards shall be set forth in an award agreement. The aggregate amount of all compensation granted to any non-employee director during any calendar year, including any awards (based on grant date fair value computed as of the date of grant) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any award granted in lieu of any such cash retained or meeting fee shall not exceed $700,000.
Maximum Awards for Employees. Generally, the Amended Plan limits the annual awards to any individual employee or director as follows:

a)	100,000 options;

b)	150,000 SARs;

c)	100,000 shares of restricted stock or restricted stock units;

d)	100,000 performance shares or performance units; and

e)	$7,500,000 or 50,000 shares of cash-based or other stock-based awards.

Certain Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Amended Plan.
A participant generally will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon disposition or (ii) the fair market value of the shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.
A participant generally will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. This amount generally is deductible by the Company as compensation expense.
A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized generally is deductible by the Company as compensation expense. Restricted stock units generally will also be taxed as ordinary income upon vesting unless structured in compliance with applicable tax rules to defer taxation until settlement.
New Amended Plan Benefits
The Company’s compensation expense deduction for all of the above stock awards are subject to the limits of Section 162(m) of the Code.
The Compensation Committee, in its discretion, will select the participants who receive awards and the size and types of those awards. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups under the Amended Plan.
Our Board unanimously recommends a vote FOR the approval of the Amendment to the BlueLinx Holding Inc. 2016 Amended and Restated Long-Term Incentive Plan.
PROPOSAL 4:
NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our executives as described under “Compensation Discussion and Analysis” (“CD&A”) and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions. At our 2017 Annual Meeting, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. Accordingly, we presently intend to hold annual say-on-pay votes. At our 2017 Annual Meeting of Stockholders, our stockholders approved our say-on-pay proposal, with over 98 percent of the votes cast approving the 2016 executive compensation described in our 2017 proxy statement. Based on this strong support from our stockholders, we believe our compensation programs are effectively designed and continue to be aligned with the interests of our stockholders.
As discussed below in our Compensation Discussion & Analysis, our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Key elements of our compensation philosophy include:

•	Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual’s impact on that performance;

•	Performance is determined with reference to pre-established goals, which we believe enhances our executives’ performance;

•	A significant portion of compensation should be variable based on performance; and

•	Total Compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent

The Committee periodically reviews and revises our executive compensation programs to assess their appropriateness relative to market practices for similar positions in our industry data obtained from consultation with Meridian, informal market surveys, various trade group publications, and other publicly available information.
Our Board recommends a vote FOR the following non-binding, advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the compensation tables and narrative discussion, is hereby approved.”

INFORMATION ABOUT THE BOARD OF DIRECTORS
Our Board met nine times during 2017. Each incumbent director attended at least 75% of the total of all Board and committee meetings the director was entitled to attend during 2017.
Our Board has reviewed the independence of each of its members based on the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable rules and regulations of the SEC, and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, in order to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each Board member and the Company. The Board has determined that all of our directors, except for Mr. Lewis, meet the independence standards promulgated under the listing standards of the NYSE, as he is the Company’s President and Chief Executive Officer. As further described under “Former Controlled Company Transition Period,” below, we are currently exempt from the requirement that our Board be composed of a majority of independent directors. Nevertheless, the Board currently is comprised of a majority of independent directors, and will continue to be comprised of a majority of independent directors if the six persons nominated by the Board for election as directors are elected.
Our business and affairs are managed by our Board. To assist it in carrying out its responsibilities, our Board has established the three standing committees described below, under “Committees of the Board of Directors.” The charter for each of these committees, as currently in effect, may be found on our website, www.BlueLinxCo.com. Each of these committees has the right to retain its own legal counsel and other advisors. While we do not have a formal attendance policy, all of our directors are encouraged to attend our Annual Meeting of Stockholders. Five of our six current directors attended the 2017 Annual Meeting of Stockholders, and former director Mr. Mayer also attended. Ms. Czanderna had not yet been appointed to the Board as of the date of the 2017 Annual Meeting.
Board Structure and Risk Oversight
We have separate persons serving as Chairman of the Board and Chief Executive Officer. Kim S. Fennebresque, a non-employee independent director, serves as our Chairman of the Board. Mitchell B. Lewis is our President and Chief Executive Officer. The Chairman of the Board provides general oversight and high level strategic planning for the Company while the Chief Executive Officer manages the business of the organization with a focus on daily operations as they relate to the Company’s long-term strategy. The Board will elect a Chairman immediately following the Annual Meeting. We believe this structure is appropriate for the Company at this time as it keeps board leadership separate from operational management.
Our Board monitors our exposure to a variety of risks. Risks may be addressed from time to time by the full Board or by one or more of our Board committees. Senior management is responsible for identifying and managing material risks faced by the Company and periodically reports on such risks to the full Board or to the appropriate committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department, and the independent auditors our major financial and enterprise risk exposures and the steps management has taken to monitor, control, and minimize such exposures. Liquidity risk, credit risk, and risks associated with our debt facilities and cash management are handled primarily by our finance and accounting department, which provides regular reports to our Audit Committee. The Compensation Committee is responsible for reviewing whether our compensation programs encourage excessive risk taking by senior executive management. The Nominating and Governance Committee is responsible for monitoring risk of fraud and other misconduct by reviewing related-party transactions and waivers to our Code of Ethical Conduct. General business and operational risks are handled primarily by senior executive management, which discusses any such risks as necessary during its regular meetings with the Board. The Company also has established a risk committee, comprised of functional area leaders within the Company, which assists the internal audit group with identifying, monitoring, and addressing the Company’s risks.
Lead Director
The lead director’s duties generally include serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive board sessions. Mr. Fennebresque, the Chairman of the Board, currently serves as the Company’s lead director. Any interested party may contact the lead director by directing such communications to the lead director c/o Corporate Secretary, BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339. Any such correspondence received by us will be forwarded to the lead director.

Committees of the Board of Directors
The Audit Committee
Our Board established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee met eight times in 2017.
The Audit Committee currently consists of Messrs. Schumacher (Chairman), Fennebresque, and Smith. Based on its review, the Board has affirmatively determined that the directors serving on the Audit Committee have no material relationship with us or any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Our Board has determined that Mr. Schumacher is an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC and that the simultaneous service on more than three audit committees of public companies by Mr. Schumacher neither impairs his ability to serve on the Audit Committee, nor represents or in any way creates a conflict of interest for the Company.
The Audit Committee operates pursuant to a written charter, a copy of which can be found on our website at www.bluelinxco.com. Additionally, the Audit Committee Charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Pursuant to the terms of its written charter, the Audit Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee.
The Audit Committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number as set forth in our Code of Ethical Conduct. See “Corporate Governance Guidelines and Code of Ethical Conduct” below.
The Compensation Committee
The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and is empowered to: (1) establish a compensation policy for executive officers, including setting base salaries and incentive compensation; (2) review compensation practices, trends, and risks that may be created by the design of our compensation programs; (3) establish compensation levels for executive officers; (4) approve employment contracts; (5) administer our equity and other incentive plans; (6) work in conjunction with the Board on management succession planning; and (7) undertake administration of other employee benefit plans. The Compensation Committee currently consists of Messrs. Smith     (Chairman), Fennebresque, and Schumacher. The Compensation Committee met four times during 2017. As discussed above, our Board has affirmatively determined that Messrs. Smith, Fennebresque, and Schumacher each are independent.
The Compensation Committee has continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to serve as an advisor to the Committee on executive and outside director compensation issues and to provide recommendations as to executive and outside director compensation levels. Meridian provided an updated compensation benchmarking study to the Compensation Committee in November 2017. The Compensation Committee reviewed the updated benchmarking study and intends to utilize this study in making compensation decisions through fiscal 2018. The Committee has evaluated Meridian's independence as its compensation consultant by considering each of the independence factors adopted by the NYSE and the SEC. Based on such evaluation, the Committee determined that there are no conflicts of interest between any of our directors or executive officers and Meridian.
The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Pursuant to the terms of its written charter, the Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Compensation Committee, or to executive officers of the Company.
For more information on the role of the Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” in this proxy statement.

The Nominating and Governance Committee
The Nominating and Governance Committee is empowered to: (1) oversee the composition of the Board and its Committees; (2) develop and maintain the Company’s corporate governance policies and related matters, including evaluating any waivers to the Company’s Code of Ethical Conduct; (3) establish and oversee a process for the annual evaluation of the Board and each committee; (4) review and approve or ratify all related-party transactions or relationships involving a Board member or officer of the Company; (5) oversee director succession planning; (6) review requests by executive management to serve on outside board of directors of other for-profit companies; (7) identify and communicate to the Board relevant and current and emerging corporate and governance trends, issues, and practices and overseeing the continuing education program for directors and the orientation program for new directors; and (8) make recommendations regarding director compensation.
The Nominating and Governance Committee currently consists of Messrs. DiNapoli (Chairman), Schumacher, and Smith    . The Nominating and Governance Committee met four times during fiscal 2017. As discussed above, our Board has determined that Messrs. DiNapoli, Schumacher, and Smith are independent.
The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Pursuant to the terms of its written charter, the Nominating and Governance Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Nominating and Governance Committee, or to executive officers of the Company.
Nomination Process
Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates from time to time. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future. Our Nominating and Governance Committee encourages all directors, independent or otherwise, to identify potential director nominees. As a result, our Nominating and Governance Committee believes that it would be presented with a diverse and experienced group of candidates for discussion and consideration. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Nominating and Governance Committee considers relevant.
During the evaluation process, our Nominating and Governance Committee seeks to identify director candidates with the highest personal and professional ethics, integrity, and values. While it has not adopted a formal written diversity policy, in the context of the needs of our Nominating and Governance Committee at any given point in time, our Nominating and Governance Committee will seek more diversity on the Board. Furthermore, Nominating and Governance Committee will seek candidates with diverse experience in business, sales, and other matters relevant to a company such as ours. In addition, the Nomination and Governance Committee may consider factors such as, including, without limitation, independence, education, prominence in their profession, civic and community relationships, industry knowledge and experience, concern for the interests of our stockholders, and an understanding of our business. Additionally, our Nominating and Governance Committee requires that director nominees have sufficient time to devote to our business and affairs.
Former Controlled Company Transition Period
On October 23, 2017, our former majority shareholder, Cerberus, sold 97% of its outstanding shares, in a secondary offering of our stock. As a result, we are no longer a “controlled company” within the meaning of the NYSE rules. Prior to the secondary offering, more than 50% of the voting power for the election of our directors was held by Cerberus, which allowed us to rely on exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies. However, as a result of the secondary offering, Cerberus no longer holds a majority of our common stock. Thus, we no longer qualify as a controlled company and must comply with such NYSE requirements for director independence after a one-year transition period. The Board is currently comprised of a majority of independent directors, and currently, each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are comprised solely of independent directors, and is not relying on these transition periods.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS
The following table contains the name, age and position with our company of each of our executive officers and directors as of April 4, 2018. Their respective backgrounds are described in the text following the table.

Name	Age	Position
Mitchell B. Lewis	56	President, Chief Executive Officer and Director (since 2014)
Susan C. O’Farrell	54	Senior Vice President, Chief Financial Officer, and Treasurer (Since 2014)
Shyam K. Reddy	43	Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary (since 2015)
Kim S. Fennebresque	68	Non-Executive Chairman of the Board of Directors (Director since 2013, Chairman since 2016)
Karel K. Czanderna	61	Director (since 2018)
Dominic DiNapoli	63	Director (since 2016)
Alan H. Schumacher	71	Director (since 2004)
J. David Smith	69	Director (since 2017)
Executive Officers
Mitchell B. Lewis has served as our President and Chief Executive Officer, and as a Director of BlueLinx Holdings Inc., since January 2014. Mr. Lewis has held numerous leadership positions in the building products industry since 1992. Mr. Lewis served as a director and as President and Chief Executive Officer of Euramax Holdings, Inc., a building products manufacturer, from February 2008 through November 2013. Mr. Lewis also served as Chief Operating Officer in 2005, Executive Vice President in 2002, and group Vice President in 1997 of Euramax Holdings, Inc. and its predecessor companies. Prior to being appointed group Vice President, Mr. Lewis served as President of Amerimax Building Products, Inc. Prior to 1992, Mr. Lewis served as Corporate Counsel with Alumax Inc. and practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis received a Bachelor of Arts degree in Economics from Emory University and a Juris Doctor degree from the University of Michigan.
Mr. Lewis’ position as our Chief Executive Officer, financial expertise, management advisory expertise, and industry experience make him a valuable member of our Board.
Susan C. O’Farrell has served as our Senior Vice President, Chief Financial Officer, and Treasurer since May 2014. Prior to joining us, Ms. O’Farrell was a senior financial executive holding several roles with The Home Depot, a home improvement specialty retailer, since 1999. As The Home Depot’s Vice President of Finance, she led teams supporting the retail organization. Ms. O’Farrell was also responsible for the finance function for The Home Depot’s At Home Services Group. Ms. O’Farrell led the financial operations of The Home Depot, as well as served as the VP Finance for the Northern Division of the company. Ms. O’Farrell began her career with Andersen Consulting, LLP (now Accenture), leaving as an Associate Partner in 1996 for a strategic information systems role with AGL Resources (now Southern Company Gas). Ms. O’Farrell earned a Bachelor of Science degree in Business Administration from Auburn University and completed Emory University’s Executive Leadership program.
Shyam K. Reddy has served as our Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary since May 2017. From June 1, 2015, until May 2017, Mr. Reddy served as our Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining us, Mr. Reddy served as Chief Administrative Officer, General Counsel, and Corporate Secretary of Euramax Holdings, Inc., from March 2013 to March 2015. Prior to joining Euramax, Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Prior to accepting the Presidential Appointment at the U.S. General Services Administration, Mr. Reddy practiced corporate law as a partner in the Atlanta office of Kilpatrick Townsend & Stockton. Mr. Reddy received a Bachelor of Arts degree and a Master of Public Health degree from Emory University, and a Juris Doctor degree from the University of Georgia.
Nominees for Election as Director
Information regarding each nominee for director, other than Mr. Lewis, is included below. Information regarding Mr. Lewis is included above under “Executive Officers”.
Karel K. Czanderna was appointed to our Board effective January 1, 2018. Ms. Czanderna has been the President and CEO of Flexsteel Industries, Inc. (NASDAQ:FLXS, “Flexsteel”) since 2012, and is a member of its Board. Prior to joining Flexsteel, Ms. Czanderna served as Group President of Building Materials for Owens Corning (NYSE:OC). She also previously held various executive management positions with Whirlpool Corporation (NYSE:WHR) including Vice President, North America

Cooking Products, Vice President & General Manager, Global KitchenAid and Jenn-Air Businesses, and Vice President, Global Refrigeration. Ms. Czanderna began her career with Eastman Kodak Company (NYSE:KODK), where she served in a variety of leadership roles over 18 years. Ms. Czanderna also currently sits on the boards of American Home Furnishings Alliance and American Home Furnishings Hall of Fame Foundation Inc. She has previously served on the boards of A&E Factory Service LLC, Bremson, Inc., and Clarkson University. Ms. Czanderna earned a Bachelor of Science degree in Physics from Clarkson University, and a Ph.D. in Materials Science and Engineering from Cornell University.
Ms. Czanderna’s business experience, management advisory expertise, and experience as an officer and director of public companies make her well-suited to add value as a member of our Board.
Dominic DiNapoli currently serves as a senior consultant to FTI Consulting, a global business advisory firm, including Vice Chairman from 2011 through 2014, and Executive Vice President and Chief Operating Officer from 2004 through 2011. From 2002 to 2004, Mr. DiNapoli was a Senior Managing Director and leader of FTI Consulting’s corporate finance/restructuring practice. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services practice. Since January 1, 2016, Mr. DiNapoli has served as a consultant to Cerberus Capital providing consulting services, as requested, to portfolio companies.
Mr. DiNapoli’s financial expertise, management advisory expertise, and experience as a public company executive qualify him to serve on, and be a valuable member of, the Board.
Kim S. Fennebresque has served as a member of our Board since May 2013, and became Chairperson in May 2016. Mr. Fennebresque currently serves as a senior advisor to Cowen Group Inc. (“Cowen”), a financial services company. He previously served as Chairman and Chief Executive Officer of Cowen and its predecessor SG Cowen from 1999 to 2008. Mr. Fennebresque currently serves on the Board of Directors of Ally Financial Inc. (NYSE:ALLY), Albertson’s LLC, Ribbon Communications (NASDAQ:RBBN), and BAWAG Group, AG (VIE:BG). Mr. Fennebresque served as Chairman of Dahlman Rose & Co., LLC (“Dahlman”), a financial services company, from 2010 to 2012, and as Chief Executive Officer of Dahlman from July 2011 until August 2012. He has also served as head of the corporate finance and mergers & acquisitions departments at UBS and was a general partner and co-head of investment banking at Lazard Frères & Co. Mr. Fennebresque also held various positions at The First Boston Corporation (now Credit Suisse). He is a graduate of Trinity College and Vanderbilt Law School.
Mr. Fennebresque’s business experience, background in finance, and industry knowledge qualify him to serve on, and be a valuable member of, the Board.
Alan H. Schumacher has served as a member of our Board since May 2004. He is a director of Warrior Met Coal, Inc. (NYSE:HCC), Evertec Inc. (NYSE:EVTC), BlueBird Bus Co. (NASDAQ:BLBD) and Albertson’s LLC. Mr. Schumacher was a director of Noranda Aluminum Holding Corporation from 2008 through 2016, and Quality Distribution, Inc. from 2004 through 2015. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher has 23 years of experience working in various positions at American National Can Corporation and American National Can Group, where from 1997 until his retirement in 2000, he served as Executive Vice President and Chief Financial Officer and from 1988 through 1996, he served as Vice President, Controller, and Chief Accounting Officer. Mr. Schumacher received a Bachelor of Science in Accounting from the University of Illinois at Chicago and a Master’s degree in Business Administration from Roosevelt University.
Mr. Schumacher’s financial expertise (including his qualification as a financial expert), experience in the oversight of financial reporting and internal controls, and experience as an officer and director of public companies make him a valuable member of our Board.
J. David Smith has served as a member of the board of directors of Henry Company since 2017, and Gypsum Management Supply Inc. (NYSE:GMS) since 2014. He has also served as a director of Nortek, Inc. (NASDAQ:NTK) since February 2010, and was appointed to serve as the Chairman of the Nortek’s board of directors in April 2012. Mr. Smith has also served as the Chairman of the board of directors at Siamons International, Inc. since 2008, and as a member of the board of directors of Commercial Metals Company (NYSE:CMC) since 2004, and DiversiTech, Inc. since 2010. Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1989 to 1996. Mr. Smith held the positions of Chief Executive Officer and President of Euramax International, Inc. beginning in 1996 and also served as the Chairman of its board of directors from 2002 until his retirement in 2008. Mr. Smith served as a director of both Houghton International Inc. and Air Distribution Technologies, Inc. until 2014. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies. Mr. Smith received a B.A. from Gettysburg College.
Mr. Smith’s financial expertise, management advisory expertise, and experience as an officer and director of public companies make him a valuable member of our Board.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our Corporate Secretary will, as appropriate:

•	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board of Directors generally, to the chairman;

•	attempt to handle the inquiry directly where it is a request for information about us; or

•	not forward the communication if it is primarily commercial in nature, or if it relates to an improper topic.
Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls, or auditing matters should be sent to the chairman of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” in this proxy statement, and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication. There have been no material changes to the procedures pursuant to which stockholders may recommend nominees for directors since our 2017 Annual Meeting of Stockholders.
All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of April 4, 2018 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director or director nominee, (2) each named executive officer, (3) all executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. In addition, unless otherwise noted below, the address for each beneficial owner is the Company’s corporate headquarters located at 4300 Wildwood Parkway, Atlanta, Georgia 30339. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a person has a right to acquire beneficial ownership of within 60 days are deemed to be outstanding for the purpose of computing percentage ownership of such owner; hence, restricted stock units for our directors that are vested but not settled (and would settle within 30 days of retirement from the Board) are included, as described, below.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
Adage Capital Partners, L.P. (2)	836,300	9.08%
Solas Capital Management, LLC (3)	791,900	8.60%
Mitchell B. Lewis	160,621	1.74%
Kim S. Fennebresque (4)	96,239	1.04%
Alan H. Schumacher (5)	49,788	*
Susan C. O’Farrell	28,252	*
Dominic DiNapoli (6)	28,252	*
Shyam K. Reddy	11,064	*
J. David Smith	6,000	*
Karel K. Czanderna (7)	3,000	*
All executive officers and directors as a group (8 persons)	383,216	4.16%

*	Less than one percent.

(1)	The percentage ownership calculations are based on 9,209,913 shares of our common stock outstanding on April 4, 2018.

(2)
Based solely on a Schedule 13G filed with the SEC on October 19, 2017, by Adage Capital Partners, L.P., Adage Capital Partners GP, LLC, Adage Capital Advisors, LLC, Robert Atchinson, and Phillip Gross (together, the “Adage Reporting Persons”), exercise shared voting and investment authority over 836,300 shares of our stock. The address of the business office of each of the Adage Reporting Persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(3)
Based solely on a Schedule 13G filed with the SEC on February 14, 2017, by Solas Capital Management LLC and Frederick Tucker Golden, Solas Capital Management, LLC exercises shared voting and investment authority over 791,900 shares of our stock in conjunction with Frederick Tucker Golden. The address for Solas Capital Management, LLC and Frederick Tucker Golden is 1063 Post Road, Second Floor, Darien, Connecticut 06820.

(4)
Mr. Fennebresque’s shares include 56,391 restricted stock units which are vested and would settle within 30 days of retirement from the Board, and 10,000 shares held by the Madeline A. Fennebresque Trust.

(5)	Mr. Schumacher’s shares include 36,361 restricted stock units which are vested and would settle within 30 days of retirement from the Board.

(6)	Mr. DiNapoli’s shares include 25,752 restricted stock units which are vested and would settle within 30 days of retirement from the Board.

(7)	All shares held by the Karel K. Czanderna Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers, and beneficial owners of more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such reports received by us with respect to transactions during 2017, or written representations from certain reporting persons, we believe that our directors, officers, and persons who own more than 10% of our equity securities have complied with all applicable filing requirements for 2017, with the exception of the following inadvertent late Form 4 filings: (1) by Mr. Patterson and Mr. Lewis, on January 13, 2017, of exempt transactions relating to tax withholding obligations in connection with the vesting of stock awards; and (2) by Mr. Cummings and Mr. Wasson, on January 24, 2017, of exempt transactions relating to tax withholding obligations in connection with the vesting of stock awards.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board, referred to in this discussion as the Committee, is responsible for reviewing, establishing and approving the compensation of our named executive officers. Compensation paid to our Chief Executive Officer, Chief Financial Officer, and the other named executive officer identified in the Summary Compensation Table is set forth under “Compensation of Executive Officers” below. The following discussion and analysis focuses on compensation to our named executive officers for fiscal 2017.
The Committee regularly consults with management regarding employee compensation matters. The Chief Executive Officer’s compensation primarily was determined by, and the material terms of his compensation arrangement are reflected in, his employment agreement entered into on January 15, 2014. For further information regarding the terms of the Chief Executive Officer’s employment, see “Employment Agreement with Chief Executive Officer” below.
Our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers. The Committee also considers market factors in making decisions about our compensation program. In this regard, the Committee retained Hewitt Associates, now Meridian, to periodically advise it on executive compensation matters and to provide compensation recommendations as to our executive officers. The Committee and the Company periodically discuss compensation issues and solicit compensation advice and data from Meridian. At the request of the Committee, Meridian provided an updated benchmarking study in November 2017. The benchmarking study is used as a comparative tool in the Committee’s evaluation of the Company’s executive compensation in relation to companies believed to represent the appropriate comparable labor market for executive talent. The Committee periodically reviews these benchmarking studies and external market data from peer companies, and this data is among many of the variables considered by the Committee when making compensation decisions. The following discussion and analysis, which was reviewed and approved by the Committee, analyzes the objectives and results for fiscal 2017 of our named executive officer compensation policies and procedures.
Compensation Policies and Objectives
Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Our executive compensation program is based on the following principles:

•	Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual’s impact on that performance;

•	Performance is determined with reference to pre-established goals, which we believe enhance our executives’ performance;

•	A significant portion of compensation should be variable based on performance; and

•	Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

The Committee periodically reviews our executive compensation programs to assess their appropriateness relative to market practices for similar positions in our industry based on data obtained from consultation with Meridian, informal market surveys, various trade group publications, and other publicly available information, and revises where appropriate.
At the 2017 Annual Meeting of Stockholders, our stockholders expressed their continued support of our executive compensation programs by approving the non-binding advisory vote on our executive compensation. More than 98 percent of votes cast supported our executive compensation policies and practices. During 2017, we reviewed our executive compensation programs in conjunction with business results and stockholder support of our executive compensation program. Following that review, we continue to believe that our executive compensation programs are designed to support the Company and business strategies in concert with our compensation philosophy described above.
Elements of Compensation
Compensation for our named executive officers consists of five general components:

•	Base salary;

•	Annual performance-based cash awards;

•	Long-term equity incentive compensation;

•	Defined contribution plan; and

•	Other perquisite and benefit programs.
The appropriate mix and amount of compensation for each named executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee in consultation with our Chief Executive Officer. The compensation structure for each of our named executive officers largely is established by his or her employment agreement. The Committee may increase any component of compensation provided by an employment agreement to any of our named executive officers. There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance.
The Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation on an annual basis. Our Chief Executive Officer presents recommendations and proposals on compensation, which are developed in consultation with our Chief Human Resources Officer and other Company representatives, to the Committee, including recommended base salaries, recommended structure, target levels, and payout levels for the annual cash bonus program under the Company’s short-term incentive plan (“STIP”), and recommended equity awards to executive officers, and management’s rationale for its recommendations. The Committee considers these recommendations before determining compensation.
Base Salary
Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide base salary because it is standard in the marketplace and provides a stable part of compensation to encourage retention. Named executive officer salaries generally are reviewed and approved annually by the Committee. Additionally, periodic salary adjustments are considered upon a promotion, change in job responsibility, or when otherwise necessary for equitable reasons. The Chief Executive Officer’s base salary initially was established in his employment agreement, and the Committee consults with the Chief Executive Officer regarding the salaries of the other named executive officers. The Committee primarily considers the recommendations of the Chief Executive Officer, market data, a general review of the executive’s compensation (individually and relative to the other executives), and the individual performance of the executive and then approves base salary as to the named executive officers.
The following table sets forth the base salaries for fiscal 2017, awarded to our three named executive officers, consisting of our Chief Executive Officer; our Chief Financial Officer; and our Chief Administrative Officer, General Counsel and Corporate Secretary.

Officer	Base Salary ($)
Mitchell B. Lewis	700,000
Susan C. O’Farrell	450,000
Shyam K. Reddy	420,000
In November, 2017, the Compensation Committee increased the salaries of our named executive officers effective January 1, 2018, to $721,000 for Mr. Lewis, $463,500 for Ms. O’Farrell, and $440,000 for Mr. Reddy.
Annual Bonuses
We utilize cash bonuses as an incentive to promote achievement of individual and Company performance goals. This component of compensation places more emphasis on our annual financial performance and the potential rewards associated with future performance of the Company and the individual executive. Annual bonuses are determined based on agreements with the individual executive as well as pursuant to the Company’s STIP. Cash incentives are designed to:

•	Support our strategic business objectives;

•	Promote the attainment of specific financial goals;

•	Reward achievement of specific performance objectives; and

•	Encourage teamwork.
Under the STIP, an annual bonus pool is established and funded based solely on performance as measured against established business and/or financial goals at different levels of the Company’s operating structure. The Committee establishes the bonus pool based on Company performance. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current base salary) and the extent to which the Company and/or such participant’s operating group(s) meets the established business and/or financial goals. Each of the named executive officers is a participant in the STIP, and their annual bonuses are subject to adjustment by the Committee, at its discretion, based on the executive’s individual performance and contribution to the Company during the year. The threshold, target, and maximum bonus percentages for 2017 for each of the named executive officers as a percentage of each executive’s base salary were as follows:

Officer	Threshold	Target	Maximum
Mitchell B. Lewis	50%	100%	200%
Susan C. O’Farrell	32.5%	65%	130%
Shyam K. Reddy	32.5%	65%	130%
Generally, the Committee sets the target levels for financial performance metrics for the STIP in alignment with the Company’s strategic plan. In making the annual determination of the threshold, target and maximum levels, the Committee may consider specific circumstances facing the Company during the year. For fiscal 2017, 100% of a named executive officer’s potential STIP award was based on corporate earnings before interest, tax, depreciation, and amortization targets, as adjusted for non-cash items and other items that are allowed at the discretion of the Committee (“Adjusted EBITDA”) and return on working capital (“ROWC”), with the two criteria weighted at 25% Adjusted EBITDA and 75% ROWC. This objective is measured separately against a threshold, target, and maximum goal.
For fiscal 2017, these goals were as follows:

	Threshold	Target	Maximum
Adjusted EBITDA (1) (in millions)	$32.7	$38.5	$57.8
ROWC (2)	12.4%	14.6%	21.9%
(1)    Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items such as property sales and stock compensation, and certain other adjustments such as severance. Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.
(2)    ROWC is calculated as trailing twelve months’ Adjusted EBITDA divided by the sum of the trailing twelve months’ average of accounts receivable plus inventories less accounts payable and bank overdrafts.
The Company achieved its goals and exceeded target during fiscal 2017; and, therefore, based on our financial performance, the named executive officers earned bonus compensation under the Company’s STIP in connection with fiscal 2017, as described in “Compensation of Executive Officers.”
For fiscal 2018, the Committee established the STIP financial performance objectives for Mr. Lewis, Ms. O’Farrell, and Mr. Reddy based on Adjusted EBITDA and ROWC, with the two criteria weighted at 25% Adjusted EBITDA and 75% ROWC.
Long-Term Equity Incentive Plans
The purpose of our Long-Term Equity Incentive Plans, or LTIPs, is to provide an incentive to our employees to work towards the achievement of our long-term performance goals. A further purpose of the LTIPs is to provide a means through which we may better attract able individuals to become employees of the Company by providing these individuals with stock ownership. We also consider the program a key retention tool. For all of these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders. The Committee retains the discretion to set the date on which LTIP awards will be made to executives and management, and has the discretion to make additional LTIP grants at any time during the year. Such grants generally would be in connection with new hires or promotions within the Company.
In making decisions regarding long-term equity incentive awards for named executive officers, the Committee reviews the comparable equity award data for similar positions in our industry, market data and data from our compensation consultant, and also considers other relevant factors.
In fiscal 2017, no such awards were granted. The Company is seeking shareholder approval, in Proposal 3, for an amendment to the 2016 LTIP to, among other things, increase the number of shares available to be granted.
Defined Contribution Plan
The Company historically provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan, including matching contributions for all salaried employees. The named executive officers participate in the plan on the same terms as our other participating salaried employees, and we believe that these benefits are analogous to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans for its executive officers.

Perquisites and Other Personal Benefits
The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable, competitive in the market and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The named executive officers may be provided a car allowance, payment of certain club dues, life insurance, an executive physical exam, and reimbursement for relocation expenses, if applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Costs of the perquisites and personal benefits described above for the named executive officers for 2017 that meet the threshold established by SEC regulations are included in the Summary Compensation Table in the “All Other Compensation” column. See “Compensation of Executive Officers.”
Employment Agreements
We use employment agreements to attract and/or retain certain named executive officers to BlueLinx. We primarily serve the housing and remodeling industries which are historically cyclical industries. Employment agreements have assisted us in attracting and retaining top executive talent by providing some degree of certainty in light of these major cycles. The Compensation Committee, with assistance from our human resources department and legal counsel both inside and outside of the Company, establish and negotiate the terms of employment agreements. The Compensation Committee believes employment agreements have been useful in securing executive talent for the long-term benefit of the Company and our stockholders. Our employment agreements also include confidentiality, non-competition, and non-solicitation provisions, all for the benefit of the Company. Consistent with our compensation philosophy, the employment agreements provide for a significant component of each executive’s annual compensation to be variable, as cash bonuses under our STIP are awarded based on Company performance against pre-established financial or operational goals. Additionally, the value of annual equity compensation is determined by our common stock price so our executives’ interests are aligned with those of our stockholders in this regard.
Employment Agreement with Chief Executive Officer
On January 15, 2014, we entered into an Employment Agreement with Mr. Mitchell B. Lewis, our President and Chief Executive Officer. The current renewal term of the agreement will expire on January 15, 2019. The agreement will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date of the current or any such renewal term. The Employment Agreement provides that Mr. Lewis will receive a base salary of $650,000 per year, subject to increase at the discretion of the Company. Mr. Lewis shall also be eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 100% of his base salary based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. Upon commencing employment with BlueLinx, Mr. Lewis received 60,000 shares (as adjusted for the 2016 reverse split) of restricted stock, which shares vest in three equal installments on the first, second, and third anniversary of the grant date. The Employment Agreement provides that Mr. Lewis’ annual restricted stock grant under the Company’s long-term incentive plans in fiscal 2015 will not be less than 50,000 restricted shares (as adjusted for the 2016 reverse split), which shares will vest in three equal installments on the first, second, and third anniversary of the grant date. The Employment Agreement provides that Mr. Lewis is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans.
If Mr. Lewis’ employment is terminated without “cause” or he resigns for “good reason,” each as described in the Employment Agreement, Mr. Lewis will be entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the date of termination. In addition, Mr. Lewis’ time-vested equity awards would vest in full and his performance-vested equity awards would remain outstanding and vest in accordance with their terms.
Under the Employment Agreement, in the event Mr. Lewis’ employment is terminated in connection with or after a change in control of the Company, Mr. Lewis will be entitled to receive, among other things, a payment equal to three times his annual base salary in effect immediately prior to the date of termination.
Employment Agreement with Chief Financial Officer
On May 5, 2014, we entered into an employment agreement with Ms. Susan C. O’Farrell, our Senior Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer. The current term of the agreement will expire on May 19, 2019. However, the agreement will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date of the current or any such renewal term. The Employment Agreement provides that Ms. O’Farrell will receive a base salary of $400,000 per year, subject to increase at the discretion of the Committee. Ms. O’Farrell also shall be eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 65% of her base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. In respect to 2014 only, Ms. O’Farrell received a guaranteed bonus in an amount equal to $260,000. Upon commencing employment, Ms. O’Farrell received 40,000 shares (as adjusted for the 2016 reverse split) of restricted stock, which shares vest in three equal installments on the first, second, and third anniversary of the grant date. In addition, Ms. O’Farrell received a sign-on bonus of $75,000 on or about June 9, 2014. The Employment Agreement provides that Ms. O’Farrell is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans.
If Ms. O’Farrell’s employment is terminated without “cause” or she resigns for “good reason,” each as described in the Employment Agreement, Ms. O’Farrell will be entitled to, among other things, a payment equal to her annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of her annual target bonus for the performance year in which the termination occurs. In addition, Ms. O’Farrell’s time-vested equity awards will vest in full and her performance-vested equity awards will remain outstanding and vest in accordance with their terms.
Under the Employment Agreement, in the event Ms. O’Farrell’s employment is terminated in connection with or after a change in control of the Company, Ms. O’Farrell will be entitled to receive, among other things, a payment equal to two times her annual base salary in effect immediately prior to the date of termination.
Employment Agreement with Chief Administrative Officer
On May 3, 2017, we entered into an employment agreement with Mr. Shyam K. Reddy, our Senior Vice President, General Counsel, and Corporate Secretary, upon his promotion to Chief Administrative Officer. The current term of the agreement will expire on May 5, 2019. However, the agreement will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date of the current or any such renewal term. The Employment Agreement provides that Mr. Reddy will receive a base salary of $420,000 per year, subject to increase at the discretion of the Committee. Mr. Reddy also shall be eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 65% of his base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. The Employment Agreement provides that Mr. Reddy is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans.
If Mr. Reddy’s employment is terminated without “cause” or he resigns for “good reason,” each as described in the Employment Agreement, Mr. Reddy will be entitled to, among other things, a payment equal to his annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of his annual target bonus for the performance year in which the termination occurs. In addition, Mr. Reddy’s time-vested equity awards will vest in full and any performance-vested equity awards will remain outstanding and vest in accordance with their terms.
Under the Employment Agreement, in the event Mr. Reddy’s employment is terminated in connection with or after a change in control of the Company, Mr. Reddy will be entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the date of termination.
Clawback Provisions
We maintain clawback provisions relating to bonus or incentive-based or equity-based compensation in our employment agreements with our executive officers. Under these clawback provisions, in the event of an accounting restatement as a result of misconduct, the executive must reimburse the company for certain compensation and profits previously received in the year following the original filing of the restated financial statements.
Risk Analysis of Compensation Program
The Committee has reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk taking that reasonably could have a material adverse effect on the Company. There is no objective way to measure risk resulting from a company’s compensation program; therefore, such analysis is subjective in nature. After reviewing our compensation program, the Committee believes that the only elements that could incentivize risk taking are the annual cash incentives under the STIP and awards made under the 2016 Amended and Restated Long-Term Equity Incentive Plan (“2016 LTIP”) with payouts dependent on the achievement of certain performance levels by the Company. Since base salaries are fixed, they do not encourage risk taking. The same is true of awards under the 2016 LTIP that include only time-based vesting. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, the Committee believes that the Company’s compensation program is appropriately balanced. The Committee believes that the mix of short- and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains ultimately could jeopardize not only the Company’s ability to meet the long-term performance objectives, but also appreciation in the Company’s stock price. In addition, the Committee believes that the establishment of reasonable performance goals, the capping of payouts, and the avoidance of any steep payout changes at the various payout levels of the performance-based STIP and LTIP compensation components further reduce any risk-taking incentive that may be associated with these compensation elements. As a result, the Committee does not believe that our compensation program incentivizes unreasonable risk taking.
Internal Revenue Code Section 162(m)
For taxable years beginning before January 1, 2018, Section 162(m) of the Internal Revenue Code imposed a limit on federal income tax deductibility for annual compensation in excess of one million dollars paid by a public corporation to its Chief Executive Officer and its other three most highly compensated executive officers (other than the Chief Financial Officer). Compensation in excess of one million dollars could be deducted, however, if it qualified as “performance-based compensation” within the meaning of Section 162(m) or qualified for one of the other exemptions from the deductibility limit.  Several components of the Company’s compensation program were designed to satisfy the performance-based compensation exemption under Section 162(m).
As a result of new tax legislation that was enacted December 22, 2017, the exemption for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, and the number of employees who will be considered “covered employees” subject to the 162(m) limit has been expanded to include the Chief Financial Officer (who was previously excluded) and certain former named executive officers. As a result of these changes, compensation in excess of $1 million paid to executive officers covered by Section 162(m)’s deduction limit will not be deductible in 2018 or future years unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee has taken steps that it deemed appropriate with the intention of preserving the deductibility of certain awards granted prior to the enactment of this tax legislation. Due to the uncertainties of the scope of the transition relief, however, there are no assurances that any compensation paid to our covered employees will be or will remain exempt from Section 162(m)’s deduction limit.
The Compensation Committee considers tax deductibility when making its decisions regarding executive compensation but reserves the right to award nondeductible compensation when appropriate to accomplish other compensation objectives.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
J. David Smith
Kim S. Fennebresque
Alan H. Schumacher

COMPENSATION OF EXECUTIVE OFFICERS
2017 SUMMARY COMPENSATION TABLE
The following table sets forth the cash and non-cash compensation for 2017, 2016, and 2015, awarded to our Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	All Other Comp. ($)(2)	Total ($)
Mitchell B. Lewis, President and Chief Executive Officer (3)	2017	700,000	1,502,024	—	—	13,166	2,215,190
	2016	700,000	1,284,718	671,000	—	14,070	2,669,788
	2015	650,000	—	495,000	—	15,408	1,160,408
Susan C. O’Farrell, SVP, Chief Financial Officer, Treasurer, and Principal Accounting Officer (4)	2017	450,000	336,576	—	—	16,688	803,264
	2016	450,000	427,900	—	114,070	24,556	1,016,526
	2015	400,000	—	361,000	—	6,153	767,153
Shyam K. Reddy, Chief Administrative Officer, General Counsel, and Corporate Secretary (5)	2017	413,154	314,137	—	—	7,850	735,141
	2016	400,000	378,967	—	102,663	5,438	887,068
	2015	204,167	140,000	163,500	—	4,038	511,705

(1)
The amounts in this column were calculated in accordance with FASB ASC Topic 718, based on the fair value of the award at the grant date for awards accounted for as equity awards, and based on the recorded liability under the Black-Scholes-Merton option pricing model (“Black-Scholes”) as of December 30, 2016 (year-end in the date of grant), for awards accounted for as liabilities. Stock awards generally vest in various increments over multi-year periods. As a result, awards accounted for using the grant date fair value may not be indicative of the ultimate value the executive may receive under these grants. Awards accounted for as liabilities currently consist of cash-settled Stock Appreciation Rights (“SARs”), where the award will be settled in cash if the terms of the award are met. We do not believe that the value of the SARs award changed materially from December 31, 2016 to December 30, 2017.

(2)
In accordance with the rules of the SEC, other compensation received in the form of perquisites and other personal benefits have been omitted where the aggregate amount of such perquisites and other personal benefits for any named executive officer was less than $10,000 in the fiscal year.

(3)
Mr. Lewis’ “Bonus” amount for 2017 comprises STIP of $752,024 and a $750,000 discretionary bonus. The amount set forth under “All Other Compensation” for 2017 includes an allowance of $10,000 for auto and club dues, life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,316, and an immaterial amount for an executive physical exam.

Mr. Lewis’ “Bonus” amount for 2016 includes a $500,000 discretionary bonus. The amount set forth under “All Other Compensation” for 2016 includes an allowance of $10,000 for auto and club dues, life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,370, and an executive physical exam of $1,700.
In 2015, the amount set forth under “All Other Compensation” for that year includes an auto allowance of $5,192, a club dues allowance of $5,192, life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,370, and an executive physical exam of $2,654.

(4)
Ms. O’Farrell’s “Bonus” amount for 2017 consists of STIP of $336,576. The amount set forth under “All Other Compensation” for 2017 includes an auto allowance of $4,000 and a club dues allowance of $4,000; the amount of $5,538 which pertains to the Company’s contribution to Ms. O’Farrell’s 401(k) plan under the plan’s matching program; the amount of $3,035 for an executive physical exam of which approximately half the amount is a catch-up from 2016; and an immaterial amount of Company-paid life insurance.

Ms. O’Farrell’s “Bonus” amount for 2016 includes a $100,000 discretionary bonus. The amount set forth under “All Other Compensation” for 2016 includes an auto allowance of $8,696 and a club dues allowance of $8,696, of which approximately half of each amount is a catch-up from 2015; $7,038 which pertains to the Company’s contribution to Ms. O’Farrell’s 401(k) plan under the plan’s matching program, and an immaterial amount of Company-paid life insurance.
The amount set forth under “All Other Compensation” for 2015 pertains to the Company’s contribution to Ms. O’Farrell’s 401(k) plan under the plan’s matching program of $6,153.

(5)
Mr. Reddy’s “Bonus” amount for 2017 consists of STIP of $314,137. The amount set forth under “All Other Compensation” for 2017 includes the Company’s contribution to Mr. Reddy’s 401(k) plan under the plan’s matching program of $5,355; an executive physical exam in the amount of $2,376; and an immaterial amount of Company-paid life insurance.

Mr. Reddy’s “Bonus” amount for 2016 includes a discretionary bonus of $87,500. The amount set forth under “All Other Compensation” for 2016 includes the Company’s contribution to Mr. Reddy’s 401(k) plan under the plan’s matching program of $5,308 and an immaterial amount of Company-paid life insurance.
In fiscal 2015, Mr. Reddy’s “Salary” represents the pro-rata share of his $350,000 annual salary between the commencement date of his employment with the Company and January 2, 2016. Mr. Reddy received a sign-on bonus of $40,000 during fiscal 2015 and received a guaranteed 2015 annual bonus of $100,000 during fiscal 2016, as required by his offer letter. The amount set forth under “All Other Compensation” for 2016 pertains to the Company’s contribution to the named executive officer’s 401(k) plan under the plan’s matching program of $4,038. We have only presented two years of compensation for Mr. Reddy as his employment with the Company did not begin until June 2015.
2017 OUTSTANDING EQUITY AWARDS AT YEAR END
The following table sets forth certain information with respect to unexercised stock options or cash-settled SARs, unvested shares of restricted stock or restricted stock units, and unvested performance shares held on December 30, 2017, by each of our named executive officers.

	Option/SAR Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Un-exercised Options/SARs Un-exercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mitchell B. Lewis (3)	—	—	—	—	126,666	1,236,260	—	—
Susan C. O’Farrell (5)	—	150,000	7	7/16/18	17,500	170,800	20,500	200,080
Shyam K. Reddy (6)	—	135,000	7	7/16/18	5,000	48,800	—	—

(1)
These cash-settled SARs vest on July 16, 2018, at which time half of any appreciation (as defined in the January 2018 amendment to the cash-settled SARs Agreement) over the $7.00 exercise price will become payable within thirty days of the vesting date, and the remainder payable no later than August 15, 2019.

(2)	As of December 30, 2017, the fair value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76.

(3)
Mr. Lewis’s outstanding equity awards as of December 30, 2017 consisted of 16,666 shares of restricted stock which vested on January 13, 2018, and 110,000 restricted stock units which vested on March 31, 2018.

(4)
The number of shares reported is the target number of performance shares granted in July 2015 and September 2015 that have not yet vested. Each of the performance share grants contain three annual tranches, with a tranche vesting on each anniversary of the date of grant, if the Company meets certain financial metrics. Otherwise, the performance shares may be forfeited. Notwithstanding the foregoing, in the event the Company’s Adjusted EBITDA for fiscal year 2017 is equal to or greater than the Year 3 performance criteria described in the performance share agreement, 100% of the performance shares will vest, contingent upon and subject to the continued full-time employment of Ms. O’Farrell by the Company and/or its subsidiaries through the vesting date. To date, the final performance target has been achieved, and the shares will vest in accordance with the service condition described previously.

(5)	Ms. O’Farrell’s outstanding equity award consists of 17,500 restricted stock units which cliff vest in July 2018.

(6)	Mr. Reddy’s outstanding equity award consists of a remaining one-third tranche of 5,000 restricted stock units which vest in June 2018.

Payments upon Certain Events of Termination or Change-in-Control
As described above under “Compensation Discussion and Analysis — Employment Agreements,” our named executive officers are entitled to receive payments in connection with the termination of their employment by the Company in certain circumstances, or certain equity awards may be subject to accelerated vesting in the event of a change in control. Additionally, our named executive officers hold equity awards issued pursuant to our 2006 LTIP and our 2016 LTIP.
Death or Disability
The following table describes the salary, bonus, and estimated present value of unvested restricted stock, performance share awards, restricted stock units, and cash-settled SARs that would have immediately vested in the event that the named executive officer’s employment was terminated by reason of death or disability on December 30, 2017.

Name	Salary and Bonus ($) (1)	Value of Restricted Stock Awards ($)(2)	Value of Restricted Stock Units ($)(3)	Value of Performance Shares ($) (3)	Value of Cash-Settled SARs (3)	Total ($)
Mitchell B. Lewis	752,024	—	1,073,600	—	—	1,825,624
Susan C. O’Farrell (4) (5)	336,576	—	170,800	200,080	302,538	1,009,994
Shyam K. Reddy (5)	314,137	—	48,800	—	272,285	635,222

(1)
In the case of death or disability, Mr. Lewis, Ms. O’Farrell, and Mr. Reddy (or, in the case of death, their beneficiaries or estates) are entitled to their accrued and unpaid salary and any annual unpaid bonus earned for the fiscal year prior. The amount shown reflects the STIP portion of bonus for fiscal 2017 that was paid to each named executive officer on March 15, 2018.

(2)	In the case of death or disability, Mr. Lewis, Ms. O’Farrell, and Mr. Reddy would forfeit any unvested restricted stock awards.

(3)	As of December 30, 2017, the value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76.

(4)
In the event of Ms. O’Farrell’s termination from employment with the Company for death or disability, she (or, upon her death, her beneficiary or estate) would have been entitled to vest in the 17,500 performance shares granted on July 20, 2015 and the 3,000 performance shares granted on September 30, 2015 under the same performance criteria, but without the requirement of continued full-time employment through the vesting date. The performance criteria were met in fiscal 2017, and, accordingly, the value of the shares is shown in the table above.

(5)
A pro-rated portion of the cash-settled SARs would vest and automatically be exercised in the case of termination of employment due to death or disability. The value of the pro-rated award was computed based on the closing price of our common stock on December 30, 2017, of $9.76.

Termination by the Company “without cause” or by the executive for “good reason”
The following table describes the estimated present value of payments and unvested restricted stock and performance share awards, along with unvested cash-settled SARs that would have been due to the named executive officers in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in the employment agreement) or by the executive for “good reason” (as defined in the employment agreement) on December 30, 2017. Such amounts would be payable pursuant to the terms of their agreements with the Company as described in the footnotes to the table as well as above under “Employment Agreements.”

Name	Salary and Bonus ($)	Continuing Medical Coverage ($) (1)	Value of Restricted Stock Awards ($)(2)	Value of Restricted Stock Units ($)(2)	Value of Performance Shares ($) (2)	Value of Cash-Settled SARs ($)(4)	Total ($)
Mitchell B. Lewis	2,152,024	11,605	162,660	1,073,600	—	—	3,399,889
Susan C. O’Farrell (3)	742,500	11,605	—	170,800	200,080	302,538	1,427,523
Shyam K. Reddy	681,704	4,603	—	48,800	—	272,285	1,007,392

(1)	Represents the value of continued participation or reimbursement in lieu of continued participation in the company’s medical and dental plans for twelve months following termination of employment.

(2)	As of December 30, 2017, the value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76.

(3)
Ms. O’Farrell’s performance shares shall remain outstanding and vest based on their terms when and if vested for participants still employed by the Company. Ms. O’Farrell’s bonus, in case of termination “without cause” or for “good reason,” is limited to target bonus.

(4)
A pro-rated portion of cash-settled SARs would vest and be automatically exercised in the case of a termination without cause. The fair value of the pro-rated award was computed based on the closing price of our common stock on December 30, 2017, of $9.76. The SARs agreement does not provide for termination for “good reason,” and all SARs would be forfeited upon a voluntary termination by the executive.

Change in Control
The following table describes the estimated present value of accelerated vesting of unvested restricted stock, performance share awards, restricted stock units, and cash-settled SARs that would have immediately vested in the event that a change in control of the Company occurred on December 30, 2017.

Name	Value of Restricted Stock Awards ($)(1)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)	Value of Cash-Settled SARs ($) (4)	Total ($)(1)
Mitchell B. Lewis (1)	162,660	—	—	—	162,660
Susan C. O’Farrell (2)	—	—	200,080	414,000	614,080
Shyam K. Reddy (3)	—	—	—	372,600	372,600

(1)
Mr. Lewis’s unvested time-vested restricted stock awards would vest immediately upon a change in control; however, his restricted stock units would only become vested in the case of a change in control at the sole discretion of the Compensation Committee.

(2)
Ms. O’Farrell’s performance shares vest immediately upon a change in control provided continued full-time employment through the change in control event. The value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76. However, vesting of Ms. O’Farrell’s restricted stock units is not accelerated.

(3)	Mr. Reddy’s restricted stock units would only become vested in the case of a change in control at the sole discretion of the Compensation Committee.

(4)
Cash-settled SARs will immediately vest and be exercised if the Company’s common stock ceases to be publicly traded on an established securities market as a result of a change in control. The value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76 and assumes our stock ceases to be publicly traded. If the Company’s common stock continues to be traded on an established securities market after the change in control, the SARs will not be impacted solely by the change in control but will vest if the executive’s employment is terminated following the change in control.

Termination in connection with a Change in Control
Additionally, if a termination in connection with a change in control occurred on December 30, 2017, certain payments for salary, continuing medical coverage, and, when applicable, bonus, would occur. Such amounts would be payable pursuant to the terms of each executive’s agreements with the Company as described in the footnotes to the table as well as above under “Employment Agreements.”

Name	Salary and Bonus ($)	Continuing Medical Coverage ($) (1)	Value of Restricted Stock Awards ($)(2)	Value of Restricted Stock Units ($)(2)	Value of Performance Shares ($)(2)	Value of Cash-Settled SARs ($) (5)	Total ($)
Mitchell B. Lewis	2,852,024	17,408	162,660	1,073,600	—		4,105,692
Susan C. O’Farrell (3)	1,236,576	17,408	—	170,800	—	414,000	1,838,784
Shyam K. Reddy (4)	1,140,445	6,905	—	48,800	—	372,600	1,568,750

(1)	Represents the value of continued participation or reimbursement in lieu of continued participation in the company’s medical and dental plans for twelve months following termination of employment.

(2)	As of December 30, 2017, the value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76.

(3)
Ms. O’Farrell’s performance shares that do not otherwise vest based on Company performance in accordance with their terms would be forfeited in the case of a termination in connection with a change in control. Ms. O’Farrell’s unvested time-vested restricted stock and restricted stock unit awards would vest immediately upon termination in connection with a change in control.

(4)	Mr. Reddy’s unvested time-vested restricted stock and restricted stock unit awards would vest immediately upon termination in connection with a change in control.

(5)
In the case of termination, other than a voluntary termination by the executive or a termination of the executive for cause, following a change in control, all outstanding unvested cash-settled SARs become immediately vested and exercised. The value of these awards was computed based on the closing price of our common stock on December 30, 2017, of $9.76.

Any of the Company’s obligations to make cash payments following the termination of our named executive officers’ respective employment is contingent upon the executive complying with certain restrictive covenants contained in their respective employment agreements. The restrictive covenants for Mr. Lewis, Ms. O’Farrell, and Mr. Reddy prohibit, during periods defined in the agreements and subject to certain limited exceptions, (i) competing with the Company, (ii) employing or soliciting Company employees, (iii) interfering with Company relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of one year following the later of the expiration or termination of employment under the employment agreement.
Other events of termination
In the event that any of the named executive officers’ employment is terminated by the executive voluntarily, without “good reason,” or by the Company “for cause,” we are only obligated to pay the executive his or her salary and provide fringe benefits through the date of termination.

DIRECTOR COMPENSATION FOR 2017
The following table sets forth the compensation for each member of the Board for fiscal 2017, other than Mr. Lewis, whose compensation is reported above in the 2017 Summary Compensation Table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)($)	All Other Compensation ($)	Total ($)
Karel K. Czanderna (3)	—	—	—	—
Dominic DiNapoli	77,500	90,000	—	167,500
Kim S. Fennebresque	85,000	160,000	—	245,000
Richard S. Grant (4)	42,500	31,068	—	73,568
Steven F. Mayer (4)	—	—	—	—
Alan H. Schumacher	85,000	90,000	—	175,000
J. David Smith (5)	53,008	58,685	—	111,693
M. Richard Warner (4)	42,500	31,068	—	73,568

(1)
Our directors who are not current employees of the Company or our former majority shareholder, Cerberus, are referred to as “independent directors,” and receive an annual director’s retainer fee, which was awarded partially with cash, and partially with restricted stock units, as further described below. Directors who are employed by the Company or were employed by our former majority shareholder, Cerberus, generally do not receive consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings. Although Mr. DiNapoli is a paid consultant of an affiliate of Cerberus, as further discussed below, the Board agreed to compensate him as an independent director.

Each independent director and Mr. DiNapoli received a cash retainer of $70,000 (pro-rated, in the case of Mr. Smith, for service beginning in 2017). Independent directors also received a fee of $15,000 in cash for serving as chairperson of a committee. The current Chairman of the Board, Mr. Fennebresque, received a cash retainer of $85,000.
Historically, we have presented only fees paid in the applicable year, not fees earned and unpaid. Therefore, this table includes all fees earned and paid in 2017.

(2)
A portion of the annual director’s retainer fee was awarded in restricted stock units. The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. These awards consisted of restricted stock units, granted on January 11, 2017, with a one-year vesting term, and settling at the earlier of retirement from the board of directors or ten years, with the exception of pro-rated vestings, described below, for directors who did not choose to stand for re-election. The grant date fair value may not be indicative of the ultimate value the executive may receive under these grants.

(3)	Ms. Czanderna joined the Board in January 2018, and thus did not receive any compensation related to 2017.

(4)
Mr. Warner and Mr. Grant chose not to stand for re-election at the 2017 Annual Meeting, and served on the Board through May 18, 2017, receiving a pro-rated retainer for service through May 18, 2017, as well as a vesting in a pro-rated portion of RSUs granted in January 2017. Mr. Mayer resigned from the Board in December 2017. Mr. Mayer, as an employee of Cerberus, our former majority shareholder, did not receive any consideration for his service on the Board, as described above.

(5)	Mr. Smith’s compensation and award of restricted stock units were pro-rated to reflect service beginning on May 18, 2017.
Mr. DiNapoli also received approximately $150,000 from Cerberus Operations and Advisory Company, LLC, an affiliate of our former majority shareholder, through the secondary offering date of October 23, 2017, for, among other things, providing consulting services to its portfolio companies. The Company was not party to the agreement, nor was the Company responsible for any such payments.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website at www.BlueLinxCo.com. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting, and expressing an opinion on the conformity of those financial statements and internal control over financial reporting with United States generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board.
The Audit Committee held eight meetings during the year. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with the appropriate financial personnel. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 30, 2017, with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Auditing Standard No. 16, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
Based on the reports and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 30, 2017, for filing with the SEC.
Respectfully Submitted by:

The Audit Committee of the
Board of Directors:

Alan H. Schumacher, Chairman
Kim S. Fennebresque
J. David Smith

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval or Ratification of Related Person Transactions
Our legal department, Corporate Secretary, and Nominating and Governance Committee are primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders, or their immediate family members are participants to determine whether any of these “related persons” had or will have a direct or indirect material interest. In order to identify potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. Information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethical Conduct, may be anonymously reported by employees through our Business Conduct and Ethics Hotline.
If a related person transaction is identified by the legal department as one which must be reported in our Annual Report on Form 10-K or our Proxy Statement, as applicable, pursuant to applicable SEC regulations, we present the transaction to the Nominating and Governance Committee for its review and approval or ratification. In evaluating related person transactions, our Nominating and Governance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Nominating and Governance Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.
An affiliate of Cerberus was our majority shareholder until the completion of a secondary offering of approximately 97% of its shares in the Company, which was completed on October 23, 2017. Although we did not receive any proceeds as a result of Cerberus’s sale of our shares, we incurred expenses of approximately $0.3 million on Cerberus’s behalf in connection with the secondary offering.
For fiscal 2017 there were no material fees to any other related parties.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICAL CONDUCT
Our corporate governance guidelines, as in effect from time to time, may be found on our website, www.BlueLinxCo.com. Our Board intends to review its corporate governance principles, Board committee charters and other aspects of governance as often as necessary to remain current in all aspects of corporate governance for similarly situated companies.
Our Board has adopted a policy to self-evaluate its performance on an annual basis.
Our Code of Ethical Conduct, applicable to all employees and officers as well as members of our Board, as in effect from time to time, may be found on our website, www.BlueLinxCo.com. Any amendment to or waiver of our Code of Ethical Conduct for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.BlueLinxCo.com. Additionally, our corporate governance guidelines and Code of Ethical Conduct are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339.
Our Code of Ethical Conduct provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our Code of Ethical Conduct, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action.

SUBMISSION OF STOCKHOLDER PROPOSALS
We currently expect to hold our 2019 annual meeting of stockholders in May 2019. There are two different deadlines for submitting stockholder proposals for the 2019 meeting. First, if you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 18, 2018. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act.
In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2019 annual meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. To be timely, notice shall be delivered to our secretary before February 16, 2019, but no earlier than January 17, 2019; provided, that, in the event the date of the 2019 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the 2018 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2019 annual meeting and no later than the later of 90 days before the 2019 annual meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
DELIVERY OF PROXY MATERIALS
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below, and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, in care of our Corporate Secretary, BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339, or by telephoning the Company at 770-953-7000.
FORM 10-K
Our Form 10-K for fiscal 2017, which is part of our Annual Report to Stockholders, including the financial statements and a list of exhibits, is enclosed with this proxy statement. Copies of exhibits filed with our Form 10-K are available upon written request without charge. Requests should be sent to BlueLinx Holdings Inc., attn: Investor Relations, 4300 Wildwood Parkway, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s website, www.sec.gov.

Appendix A

BLUELINX HOLDINGS INC.
2016 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
(As proposed to be amended May 17, 2018)

ARTICLE 1
ESTABLISHMENT, PURPOSE, AND DURATION
1.1 Establishment. BlueLinx Holdings Inc., a Delaware corporation and its successors (hereinafter referred to as the “Company”), previously established the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan and hereby amends and restates such plan to be known as the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (such plan as originally approved and as amended and restated is hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
The Plan became effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. This amendment and restatement of the Plan is effective as of the date it is approved by the Committee.
1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3 Duration of this Plan. Unless sooner terminated as provided herein, no Awards shall be granted under this Plan after the 10th anniversary of the Effective Date. Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of the Plan by the Board, or (b) the Effective Date.
ARTICLE 2
DEFINITIONS
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.
2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.4 “Award Agreement” or “Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.8 “Cerberus” means Cerberus Capital Management, L.P., or any of its Affiliates.
2.9 “Change in Control” means any of the following events:
(a) The acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of twenty percent (20%) or more of either: (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.9; provided, however, that no Change in Control shall be deemed to occur if Cerberus continues to own a larger voting interest than any such Person.
(b) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.12 “Company” means BlueLinx Holdings Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.13 “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated by the Committee as a “Covered Employee” under this Plan for such applicable Performance Period.
2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Effective Date” means May 19, 2016, the date the Plan was approved by the Company’s stockholders.
2.16 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.18 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise as provided in the Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that in the case of stock options and stock appreciation rights, such determination shall be made in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
2.19 “Full-Value Award” means an Award other than an Award in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.22 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.23 “Key Employee” means an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.
2.24 “Nonemployee Director” means a Director who is not an Employee.
2.25 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.30 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.31 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.32 “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.33 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.34 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.35 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.36 “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.37 “Plan” means this BlueLinx Holdings, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.
2.38 “Plan Year” means the calendar year.
2.39 “Prior Plan” mean the BlueLinx Holdings, Inc. 2004 Long-Term Incentive Plan, as amended from time to time or the BlueLinx Holdings, Inc. 2006 Long-Term Equity Incentive Plan, as amended from time to time.
2.40 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.41 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 under which no Shares are actually issued to the Participant on the date of grant.
2.42 “Section 409A” means Section 409A of the Code.
2.43 “Section 409A Award” means an Award that is not exempt from Section 409A.
2.44 “Share” means a share of common stock of the Company, no par value per share.
2.45 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
2.46 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ARTICLE 3
ADMINISTRATION
3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees or other service providers to be recipients of Awards; or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
ARTICLE 4
SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
4.1 Number of Shares Available for Awards.
(a) Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance pursuant to Awards under the Plan is increased by 537,700 Shares, to a total of 801,200 Shares (the “Share Authorization”) plus, as described in Section 4.2 below, any Shares that are subject to outstanding awards under the Prior Plans, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares. ~~Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under the Plan shall be two million six hundred thirty-five thousand (2,635,000) Shares (the “Share Authorization”), plus, as described in Section 4.2 below, any Shares that are subject to outstanding awards under the Prior Plans, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares.~~ No further grants shall be made under the Prior Plans after the record date for the Company’s 2016 annual stockholders meeting (the “Record Date”); provided, however, if the stockholders do not approve the Plan at the 2016 annual stockholders meeting, the Prior Plans shall continue in effect and grants may continue to be made under the Prior Plans.

(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one hundred thousand (100,000) ~~one million (1,000,000)~~ Shares.
4.2 Share Usage. Shares covered by an Award shall be counted as used and deducted from the Share Authorization as of the date of grant. Each Performance Share or Performance Unit that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share or Performance Unit for achievement of target performance, with such number deducted from the Share Authorization as of the date of grant. In the event that the Award of Performance Shares or Performance Units is later settled based on above-target performance, the additional number of Shares corresponding to the above-target performance, shall be deducted from the Share Authorization at the time of such settlement; in the event that the Award is later settled based on below-target performance, the difference between the number of Shares awarded based on the below-target performance and the number previously deducted from the Share Authorization based on the target performance, shall be added back to the Share Authorization. Performance Units or other Awards that may not be settled in Shares shall not result in a deduction from the Share Authorization.
Any Shares related to Awards under this Plan or Awards under a Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be added to the Share Authorization and shall be available for grant under the Plan. However, if the tax withholding obligation, exercise price or purchase price under an Award is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the Award or by Shares tendered by the Participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall not again be available for issuance pursuant to an Award under this Plan and shall not be added back to the Share Authorization.
~~Any Shares related to Awards under this Plan or Awards under a Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be added to the Share Authorization and shall be available for grant under the Plan. If the tax withholding requirements with respect to any Award granted under this Plan or under a Prior Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or by withholding Shares otherwise payable under an Award, such tendered or withheld Shares shall be added to the Share Authorization and shall be available for grant under this Plan. If the exercise price with respect to any Option granted under this Plan or under a Prior Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise payable under an exercised Option, such tendered or withheld Shares shall be added to the Share Authorization and shall be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares~~.
4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a) Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one hundred thousand (100,000) ~~one million (1,000,000)~~ .
(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000) ~~one million five hundred thousand (1,500,000)~~.
(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000) ~~one million (1,000,000)~~ Shares.
(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one hundred thousand (100,000) ~~one million (1,000,000)~~ Shares, or equal to the value of one hundred thousand (100,000) ~~one million (1,000,000)~~ Shares determined as of the date of vesting or payout, as applicable.
(e) Cash-Based Awards and Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of seven million five hundred thousand dollars ($7,500,000) or fifty thousand (50,000) ~~five hundred thousand (500,000)~~ Shares determined as of the date of vesting or payout, as applicable.
4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything herein to the contrary, following a Change in Control the Committee may not take any such action as described in this Section 4.4 if such action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors as well as other consultants or independent contractors who provide services to the Company or a subsidiary of the Company.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.
ARTICLE 6
STOCK OPTIONS
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant; provided, further, that the Option Price for any ISO granted to a Key Employee shall equal one hundred and ten percent (110%) of the FMV of the Shares determined on the date of grant.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of grant; provided that no ISO granted to a Key Employee shall be exercisable later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.
6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which conditions and restrictions need not be the same for each grant or for each Participant.
6.6 Limitation on Amount of Incentive Stock Options Granted. Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less. To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.
6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.
6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.9 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
(a) Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
(b) Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.4 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.5 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 or Section 21.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this plan and such Award Agreement may be obtained from BlueLinx Holdings Inc.
8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
ARTICLE 9
PERFORMANCE UNITS/PERFORMANCE SHARES
9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE 10
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE 11
TRANSFERABILITY OF AWARDS
11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.
11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Sections 11.1 and 11.3, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
11.3 Domestic Relations Orders. Without limiting the generality of Section 11.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.
ARTICLE 12
PERFORMANCE MEASURES
12.1 Performance Measures. In accordance with the Plan, the Committee may prescribe Awards that are based on objectively determinable performance conditions so that the Awards may qualify as Performance-Based Compensation. Objectively determinable performance conditions are Performance Measure (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. The Performance Measures upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures or any combination of the following Performance Measures:
(a) Net earnings or net income (before or after taxes, depreciation and amortization);
(b) Earnings per share;
(c) Net sales or revenues or growth in net sales or revenues;
(d) Net operating profit;
(e) Return measures (including, but not limited to, return on assets, capital, working capital, equity, sales, or revenue);
(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow returns on investment);

(g) Earnings before interest and taxes (EBIT), or earnings before taxes, interest, depreciation and/or amortization (EBITDA);
(h) Gross or operating margins;
(i) Productivity measures or ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);
(k) Expense target;
(l) Margins;
(m) Operating efficiency;
(n) Market share;
(o) Customer satisfaction;
(p) Working capital targets;
(q) Debt, debt/capital ratio, debt to equity ratio, or debt reduction, and
(r) Economic value added or EVA® (net operating profits after tax minus the sum of capital multiplied by the cost of capital).
Performance Measures may be related to a specific customer or group of customers or geographic region. The form of the Performance Measures may be measured on a Company, Subsidiary, and/or Affiliate, division, business unit, service line, segment or geographic basis or any combination thereof. Performance Measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or published or special indexes or other external measures of the selected Performance Measures. The Committee may select Performance Measures under (k) above as compared to various stock market indices. Performance Measures may exclude any unusual or infrequently occurring items. Performance Measures may, but need not, be based upon an increase or positive result under the aforementioned criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific criteria). The Performance Measures may not include solely the mere continued employment of the Participant. However, the Award may become vested and/or payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes vested and/or payable, in addition to the Performance Measures described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing Performance Measures will be measured for the purpose of determining a Participant’s right to, and the vesting and/or payment of, an Award that will become vested and/or payable on Performance Measures. The Committee also has the authority to provide for accelerated vesting and/or payment of any Award based on the achievement of Performance Measures specified in this Section 12.1. The amount of the Award that will become vested and/or payable if the Performance Measures are achieved (or an objective formula for, or method of, computing such amount) must be established at the time set forth above.
12.2 Evaluation of Performance. If the Committee, on the date of grant, prescribes that an Award shall become vested and/or payable only upon the attainment of any of the above Performance Measures, the Award shall become vested and/or payable only to the extent that the Committee certifies in writing that such Performance Measures have been achieved. An Award will not satisfy the requirements for Performance-Based Compensation if the facts and circumstances indicate the Award will become vested and/or payable regardless of whether the Performance Measures are attained (including, but not limited to, upon the termination of the Participant’s employment or service other than on death or disability). However, an Award does not fail to meet the requirements of Performance-Based Compensation merely because the Award would become vested and/or payable upon the Participant’s death or disability or upon a Change in Control prior to attainment of the Performance Measures, although an Award that actually becomes vested and/or payable on account of those events prior to the attainment of the Performance Measures would not constitute Performance-Based Compensation.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) unusual or infrequently occurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.
12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
ARTICLE 13
NONEMPLOYEE DIRECTOR AWARDS
The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any Nonemployee Director during any calendar year, including any Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $700,000.
ARTICLE 14
DIVIDEND EQUIVALENTS
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that no dividend equivalents may be granted on any Award of Options or SARs.

ARTICLE 15
BENEFICIARY DESIGNATION
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, and, if no surviving spouse, by the Participant’s executor, administrator, or legal representative.
ARTICLE 16
RIGHTS OF PARTICIPANTS
16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or service as a consultant or independent contractor for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
ARTICLE 17
CHANGE IN CONTROL
The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event that both a Change in Control and a cessation of the Participant’s service relationship with the Company occurs or if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such Award will be paid under the provisions of this Article 17 prior to when any or all such performance objectives are certified (or without regard to whether they are certified) based on actual performance achieved, pro-rata of target based on the elapsed portion of the performance period, or a combination of both actual and pro-rata.
If the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control, the Committee may also, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to vested Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such vested Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefor.
~~Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.~~
~~(a) All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;~~
~~(b) All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and~~

 ~~(c) The Performance Period applicable to Performance Shares, Performance Units and any other Award subject to one or more performance conditions shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the Change in Control.~~
~~The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.~~
ARTICLE 18
AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION
18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s stockholders and except as provided in Section 4.4, no Option or SAR may be (i) amended to reduce the Option Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Option Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Option Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share, and no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.
18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 19
WITHHOLDING
19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, unless not permitted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined that does not exceed the minimum statutory total tax that could be imposed on the transaction (or, in the discretion of the Committee, the Fair Market Value of Shares withheld may be up to but not in excess of the maximum statutory withholding rate, provided that withholding Shares with a Fair Market Value in excess of the minimum statutory withholding rate will not result in an Award otherwise classified as an equity award under ASC Topic 718 to be re-classified as a liability award under ASC Topic 718). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
ARTICLE 20
SUCCESSORS
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 21
GENERAL PROVISIONS
21.1 Forfeiture Events/Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries. In addition, all Awards under the Plan (and payments and Shares in settlement of Awards) shall be subject to clawback by the Company to the extent provided in any policy adopted by the Board including any policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.
(b) Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.
(c) Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.
(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.
(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14 Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to Section 409A Awards in accordance with the requirements of Section 409A, and (ii) to maintain the exemptions from Section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Section 409A unless any such Award is clearly intended to be a Section 409A Award. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent such discretionary authority would conflict with Section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Section 409A by reason of Code Section 409A(a)(2)(B)(i), any payment under a Section 409A Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code Section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a Section 409A Award provides for payment upon the recipient’s termination of employment as an Employee, termination of services as a consultant or independent contractor, or cessation of service as a Director, the Section 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a Section 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control. To the extent an Award is a Section 409A Award and is subject to a substantial risk of forfeiture within the meaning of Section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Section 409A, then none of the Company, the Board, the Committee or its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party.
21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Appendix B
FORM OF PROXY CARD

BLUELINX HOLDINGS INC.
Annual Meeting of Stockholders
May 17, 2018 9:00 A.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Shyam K. Reddy and Mitchell B. Lewis, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on April 4, 2018, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held on May 17, 2018, and at any and all adjournments or postponements thereof. The Board of Directors recommends voting FOR its nominees for director in Proposal 1, and FOR Proposals 2, 3, and 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Board’s nominees for director in Proposal 1, and FOR Proposals 2, 3, and 4.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

BLUELINX HOLDINGS INC. 4300 WILDWOOD PARKWAY ATLANTA, GA 30339 ATTN: SHYAM REDDY	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Nominees

01	Karel K. Czanderna	02	Dominic DiNapoli	03	Kim S. Fennebresque	04	Mitchell B. Lewis	05	Alan H. Schumacher
06	J. David Smith
The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

		For	Against	Abstain
2.	Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
3.	Proposal to approve the amendment to the BlueLinx Holdings Inc. Amended and Restated 2016 Long-Term Incentive Plan.	☐	☐	☐
4.	Proposal to approve the non-binding, advisory resolution regarding the executive compensation described in the Proxy Statement.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address change/comments, mark here. (see reverse for instructions)	☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.